Exhibit 99.(a)(37)

From       Uematsu, K. (Kenji) (KPNCC M&A Management)

Sent:       Tuesday, April 21, 2009 3:21 AM

To:          Braat, D. (Daniel) (KPNCC MSA Management)

Cc:          Rodenburg, J.J. (Jan) (KPNCC M&A Management)

Subject: Celtic Presentations

Attachments:        090421 Celtic RvB Performance considerations v23.ppt; 090421 Celtic RvB MA considerations vl7.ppt

Daniel,

Here are the two Celtic presentations with an updated business case. I reviewed the business case with Johannes briefly yesterday.

I need to review with Jan the performance improvement potential / sensitivity calculations.

Thanks.

Regards,

Kenji

JX 1278

Highly Confidential                                                                                                                             KPN00082498

WORK IN PROGRESS Project Celtic Performance considerations INTERNAL PRESENTATION (Part 1 of 2) • For additional background info • Business case and value creation potential evaluation in progress The Hague, 20 April 2009 Strictly private & confidential Q1 2008 1 Highly Confidential KPN00082499

WORK IN PROGRESS Introduction • In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: – Buy remaining stake (“public-to-private” transaction) – Sell current KPN stake – Maintain “status quo” (maintain structure and improve operations) • Board of Management (October 2008) mandated: – investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake – get business “back on track” • In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential • Objective is to determine if we should “hold on” to the business Q1 2008 2 Highly Confidential KPN00082500

WORK IN PROGRESS Developments since October 2008 To be updated with Q1 09 results (to be announced 27 April 2009) Management • Management from October 2008 still in place Financial • FY 2008 operational and financial performance was mixed(1) – Year-over-year traffic volume decreased slightly by ~ 1.3% – Year-over-year revenue decreased by ~ 5% – Year-over-year EBITDA decreased by ~ 19% • In December 2008, an impairment was made on Celtic – KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn Share price • Since October 2008, the share price of Celtic has lost more than half its value – Share price of $0.96 as of 17 Apr 2009 (total equity value of $64 mn) – Analyst target price development (Jefferies): • $4.00 April 2008 • $2.00 October 2008 • $1.25 February 2009 • Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company 1. Based on Jefferies & Company research report dated 27 January 2008 Q1 2008 3 Highly Confidential KPN00082501

WORK IN PROGRESS Strategic rationale Acquisition rationale to SvB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater seals achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1. Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 4 Highly Confidential KPN00082502

WORK IN PROGRESS Market developments * International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008) * Celtic still one of the largest international wholesale carriers * Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased * Other market developments – VoIP share still growing – TDM share decreases, but overall still growing and substantial part of the overal business – Deregulation and increased competition has caused prices for long distance telephone service to steadily decline – Gross margins under pressure caused by (regional) operators Q1 2008 5 Highly Confidential KPN00082503

WORK IN PROGRESS Base case financials(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,113.9 1,124.1 1,141.4 1,161.3 1,182.5 1,204.2 1,226.3 Growth 14.7% 13.9% 7.1% (4.8%) (15.8%) 0.9% 1.5% 1.7% 1.8% 1.8% 1.8% Gross margin 120.6 103.3 133.4 142.4 136.3 123.2 120.2 122.0 124.0 126.2 128.4 130.7 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 11.1% 10.7% 10.7% 10.7% 10.7% 10.7% 10.7% Operating expenses 57.2 64.4 72.5 90.1 94.0 88.1 85.1 85.4 86.4 87.4 88.5 89.5 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 35.1 35.1 36.6 37.6 38.8 40.0 41.2 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.1% 3.1% 3.2% 3.2% 3.3% 3.3% 3.4% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.0 32.3 32.8 33.4 34.0 34.6 35.2 Operating EBITDA 38.8 20.1 43.5 n.a. 10.3(2) 3.1 2.8 9.8 4.3 4.8 5.4 6.0 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.3% 0.2% 0.3% 0.4% 0.4% 0.4% 0.5% Capex (7.50) (6.3) (14.8) n.a. (16.0) (15.0) (18.0) (20.0) (20.9) (21.3) (21.7) (22.1) EBITDA - Capex 55.9 30.6 46.1 n.a. 26.3(2) 20.1 17.1 16.6 16.7 17.5 18.3 19.1 • Assumptions – 2009 • Quarterly decline in total traffic stops by Q3 09. Traffic growth (on total) regained during second half 2009 • Price decline continues (9.9% decline over 2008), but margin per minute improves • Quarterly opex improvement based on $22.9 mn in Q4 08, with annual savings resulting in $6 mn reduction from 2008 – 2010 • Year-over-year traffic growth regained (6.8% in 2010) with annual traffic growth stabilizing at 2.8% by 2013 • Blended price per minute in 2010 declines 5.5% over 2009 with annual decline stabilizing at 0.9% by 2013 • Margin per minute remains relatively stable • Additional opex savings achieved during 2010, with opex growing with revenues from 2011 • Business case to be updated after Q1 09 actuals are released (27 April 2009) 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 6 Highly Confidential KPN00082504

Work in progress Performance improvement potential Considerations A Base case valuation • Traffic decline stops during 2009, growth regained beginning Q3 09 • Pricing continues to decline, margin improvement in 2009 • Opex reduced during 2009 and 2010. B1 1% less growth in traffic/revenue From 2010, 1% less growth in traffic per year (e.g., 5.8% annual traffic growth in 2010 vs. 6.8% growth in Base Case) B2 1% additional growth in traffic/revenue From 2010,1% additional growth in traffic per year (e.g. 7.8% annual traffic growth in 2010 vs. 6.8% growth in Base Case) B3 1% gross margin improvement Additional 1% gross margin uplift in 2010 and onwards B4 Additional opex savings Assumes additional €2 million of opex savings from 2010 Q1 2008 7 Highly Confidential KPN00082505

WORK IN PROGRESS Performance improvement potential (cont’d) 1. Equity value based on closing Share price of $0.96 on 17Apr 2009 and 71.2 mn shares outstanding Q1 2008 8 Highly Confidential KPN00082506

WORK IN PROGRESS Conclusion and next steps • Preliminary value creation potential assessment suggests that we should “hold on” to business • Our beliefs – Carrier business is core to KPN and scale is key in this market – We think the market is currently undervaluing Celtic – We believe performance can be improved and therefore value creation can be realized – The likelihood of improving performance will increase when Celtic is delisted and KPN has full ownership • Next steps – Validate value creation potential – Identify actions required to implement performance improvement – Assess delisting process and ownership structure going forward Q1 2008 9 Highly Confidential KPN00082507

Mergers & Acquisitions

WORK IN PROGRESS

[kpn logo]

Appendix

Q1 2008                                                                                                                                  10

Highly Confidential                                                                                                             KPN00082508

WORK IN PROGRESS Operational and financial performance 1. Jefferies and Company 2. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Highly Confidential KPN00082509

WORK IN PROGRESS Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share price # Shares (mn) Market cap ($and € mn) KPN share Value KPN ($and € mn) Value non-KPN ($and € mn) Acquisition Value(1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current Value (17/4/09) 0.7668 $0.96 €0.77 71.2 $68.4 €52.4 56% $38.5 €29.5 $29.8 €22.9 • Value of remaining stake is now $29.8 mn (€22.9 mn) • Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~30% premium to share price as of 17 April 2009 Value ranges of non-KPN stake ($and € mn) Premium to current share price 0% 30% 50% 75% 100% Price per share $$0.96 $1.25 $1.44 $1.68 $1.92 Value of non-KPN share ($and € in mn) $$29.8 $38.8 $44.8 $52.2 $59.7 € €22.9 €29.7 €34.3 €40.0 €45.8 Share price as of 17 April 2009 Last Jefferies target price (Feb. 09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-divided market capitalization Q1 2008 12 Highly Confidential KPN00082510

WORK IN PROGRESS Financial comparison 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 13 Highly Confidential KPN00082511

WORK IN PROGRESS Financial comparison (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN MSA estimates. 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA-capex Q1 2008 14 Highly Confidential KPN00082512

WORK IN PROGRESS Financial comparison (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 15 Highly Confidential KPN00082513

WORK IN PROGRESS Jefferies and Co. forecast(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% -4.8% -5.0% 1.5% 1.1% 1.1% 1.0% 0.9% Gross Margin 120.6 103.3 133.4 142.4 138.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating Expenses 57.2 64.4 72.5 90.1 94.0 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 43.5 n.a. 10.3(2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA – Capex 55.9 30.6 46.1 n.a. 26.3(2) 22.8 22.6 20.2 17.7 15.8 14.3 Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 89.3 1. Source: Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E – 2015E Jefferies &Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2. Excludes goodwill impairment of $214.8 mn Q1 2008 16 Highly Confidential KPN00082514

WORK IN PROGRESS Base case financials(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,113.9 1,124.1 1,141.4 1,181.3 1,182.5 1,204.2 1,228.3 Growth 14.7% 13.9% 7.1% (4.8%) (15.8%) 0.9% 1.5% 1.7% 1.8% 1.8% 1.8% Gross Margin 120.6 103.3 133.4 142.4 136.3 123.2 120.2 122.0 124.0 126.2 128.4 130.7 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 11.1% 10.7% 10.7% 10.7% 10.7% 10.7% 10.7% Operating Expenses 57.2 64.4 72.5 90.1 94.0 88.1 85.1 85.4 86.4 87.4 88.5 89.5 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 35.1 35.1 36.6 37.6 38.8 40.0 41.2 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.1% 3.1% 3.2% 3.2% 3.3% 3.3% 3.4% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.0 32.3 32.8 33.4 34.0 34.6 35.2 Operating EBIT 38.8 20.1 43.5 n.a. 10.3(2) 3.1 2.8 3.8 4.3 4.8 5.4 6.0 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.3% 0.2% 0.3% 0.4% 0.4% 0.4% 0.5% Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (20.0) (20.9) (21.3) (21.7) (22.1) EBITDA – Capex 55.9 30.6 46.1 n.a. 26.3(2) 20.1 17.1 16.6 16.7 17.5 18.3 19.1 Base case valuation WACC 15% Terminal growth rate 0% PV Terminal Value (18.9) Firm Value ($mn) 101.4 Net debt (cash) (29.5) Equity value 131.0 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004 , 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 17 Highly Confidential KPN00082515

WORK IN PROGRESS Project Celtic M&A considerations INTERNAL PRESENTATION (Part 2 of 2) • For additional background info • Business case and value creation potential evaluation in progress The Hague, 20 April 2009 Strictly private & confidential Q1 2008 1 Highly Confidential KPN00082516

WORK IN PROGRESS Introduction • In the last week of April M&A has assessed the value creation potential and the preliminary conclusion is that we should “hold on” to the business. • Our beliefs – Carrier business is core to KPN and scale is key in this market – We think the market is currently undervaluing Celtic – We believe performance can be improved and therefore value creation can be realized – The likelihood of improving performance will increase when Celtic is delisted and KPN has full ownership • Question: What is the best ownership structure and situation (public, private) going forward? • KPN has three options going forward – “Buy” remaining 44% stake – “Keep” 56% KPN stake – “Sell” 56% KPN stake • To validate the best way forward, we assess financial, legal and governance aspects • Objective is to reach a preliminary conclusion on ownership going forward and agree on next steps Q1 2008 2 Highly Confidential KPN00082517

WORK IN PROGRESS Overview of considerations Buy Keep Sell Pros • Full ownership and delisting • No investment needed (for remaining stake) • No management focus • Strategic flexibility • Only 56% of upside requirement for Celtic • Different governance structure • Full upside potential available • Realization of upside potential more likely Cons • Additional investment needed • Can we improve business performance • Damage to reputation (i.e., • Time and effort for delisting without 100% ownership “reverse course” on strategic process • Continued focus of management team rationale) • Relatively high deal costs • Loss of consolidated financial figures (Celtic revenues represented 6.3% of total FY 2008 revenue • Potential book loss • No upside Q1 2008 3 Highly Confidential KPN00082518

WORK IN PROGRESS Financial aspects Valuation EV / EBITDA Enterprise multiples Value Clarification 2008A 2009E(3) Current trading $39 mn Share price of $0.96 per share(1) 0.9x 1.1x Base case $131 mn Base case projections 3.1x 3.7x Jefferies target $64 mn Target price $1.25 per share 1.5x 1.8x price Colt Telecom $104 mn Implied share price of $1.46 per share 2.5x 3.0x EV/EBITDA ‘09E WE Telco $165 mn Implied share price of $2.31 per share 3.9x 4.7x operators (2) EV/EBITDA ‘09E 1. As of 17 Apr 2009 2. Sample consisting of BT, Deutsche Telekom, KPN, France Telecom, Telecom Italia, and Telefonica 3. Based on Base Case projection Q1 2008 4 Highly Confidential KPN00082519

WORK IN PROGRESS Financial aspects (cont’d) Value creation potential in Buy scenario 1. Equity value based on closing share price of $0.96 on 17 Apr 2009 and 71.2 mn shares outstanding Q1 2008 5 Highly Confidential KPN00082520

Redacted for Privilege Q1 2008 6 Highly Confidential KPN00082521

WORK IN PROGRESS Redacted for Privilege Q1 2008 7 Highly Confidential KPN00082522

WORK IN PROGRESS Conclusion and next steps • Considering current market valuation of Celtic and potential for value creation we propose to further investigate – the “Buy” scenario (deleting process and ownership structure going forward, etc.) – the “Keep” scenario (share buyback, etc.) • Next steps (timing is indicative) – Week of April 13/20/27: Refine Business Case Redacted for Privilege – Week of May 4 or 11: Update Management Board, determine next steps Q1 2008 8 Highly Confidential KPN00082523